                                                                 Exhibit (a)(xx)

                             SUNAMERICA SERIES TRUST

                            Certificate of Amendment

      I, Nori L. Gabert, do hereby certify that I am a duly elected Secretary of SunAmerica Series Trust, a trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and that as such officer, I am authorized to execute and deliver this Certificate on behalf of the Trust. In that capacity I do hereby further certify that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Declaration of Trust, dated September 11, 1992, as amended from time to time (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of Trustees of the Trust, the attached Amended and Restated Establishment and Designation of Series and Classes of Shares was duly approved and adopted in the manner provided in the Declaration of Trust.

IN WITNESS WHEREOF, I have hereunto set forth my hand this 26th day of May, 2005.

                                                       Name:  /s/ NORI L. GABERT
                                                              ------------------
                                                       Title: Secretary

                             SUNAMERICA SERIES TRUST

                              AMENDED AND RESTATED
             ESTABLISHMENT AND DESIGNATION OF SERIES AND CLASSES OF
                                     SHARES

      WHEREAS, the Declaration of Trust of SUNAMERICA SERIES TRUST, (the "Trust") was made on September 11, 1992 by the Trustees thereunder, and filed with the Secretary of The Commonwealth of Massachusetts (the "Commonwealth") on September 11, 1992 (as amended from time to time, the "Declaration"), and at a meeting of the Board of Trustees of the Trust held on September 16, 1992 the Trustees authorized the issuance of shares of beneficial interest in ten Portfolios of the Trust;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on October 19, 1994, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting duly called and held on August 30, 1994, stating that four series of the Trust's unissued shares of beneficial interest, without par value, were established and designated, effective as of October 21, 1994, as Balanced/Phoenix Investment Counsel Portfolio, International Diversified Equities Portfolio, Worldwide High Income Portfolio, and Venture Value Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on March 7, 1996, pursuant to the Unanimous Written Consent of the Trustees dated March 1, 1996, stating that the Fixed Income Portfolio was renamed "Corporate Bond Portfolio" and four series of the Trust's unissued shares of beneficial interest, without par value, were established and designated, effective on or about June 1, 1996, as SunAmerica Balanced Portfolio, Aggressive Growth Portfolio, Federated Value Portfolio, and Federated Utility Portfolio;

      WHEREAS, an Instrument Evidencing Amendment to Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth on May 6, 1996, pursuant to the unanimous vote of the Trustees, at a meeting held on April 18, 1996, stating that effective on June 3, 1996, Federated Utility Portfolio was renamed "Utility Portfolio";

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on April 14, 1997, pursuant to the Unanimous Written Consent of the Trustees dated February 27, 1997, stating that effective on or about April 7, 1997, the Provident Growth Portfolio was renamed "Putnam Growth Portfolio" and three series of the Trust's unissued shares of beneficial interest, without par value, were established and designated, as Emerging Markets Portfolio, International Growth and Income Portfolio, and Real Estate Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on February 4, 1998, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting duly called and held on January 22, 1998, stating that one series of the Trust's unissued shares of beneficial interest, without par value, was established and designated, effective as of February 1, 1998, as "Dogs" of Wall Street Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on September 14, 1998, pursuant to the Unanimous Written Consent of the Trustees dated August 15, 1998, stating that three series of the Trust's unissued shares of beneficial interest, without par value, were established and designated, effective on or about September 1, 1998, as Equity Income Portfolio, Equity Index Portfolio, and Small Company Value Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on January 28, 1999, pursuant to the unanimous vote of the Trustees, at a meeting duly called and held on October 15, 1998, stating that effective on or about January 1, 1999, one series of the Trust's unissued shares of beneficial interest, without par value, was established and designated as MFS Mid-Cap Growth Portfolio, and Balanced/Phoenix Investment Counsel Portfolio was renamed "MFS Total Return Portfolio" and Growth/Phoenix Investment Counsel Portfolio was renamed "MFS Growth and Income Portfolio";

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on April 12, 2000, pursuant to the Unanimous Written Consent of the Trustees dated April 10, 2000, stating that effective on or about April 10, 1999, Venture Value Portfolio was renamed Davis Venture Value Portfolio and Utility Portfolio was renamed Telecom Utility Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on June 20, 2000, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting duly called and held on May 23, 2000, stating that four series of the Trust's unissued shares of beneficial interest, without par value, were established and designated, effective on or about July 1, 2000, as Blue Chip Growth Portfolio, Goldman Sachs Research Portfolio, Growth Opportunities Portfolio, and Technology Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on December 1, 2000, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting duly called and held on November 29, 2000, stating that one series of the Trust's unissued shares of beneficial interest, without par value, was established and designated, effective on or about December 29, 2000, as Marsico Growth Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on July 2, 2001, pursuant to an affirmative vote of a majority of the Board of Trustees, at a meeting duly called and held on May 22, 2001, stating that effective on or about July 9, 2001, the shares of beneficial interest of the thirty-one existing series of SunAmerica Series Trust (the "Trust") without par value, named therein, each a "Portfolio" and collectively the "Portfolios", were divided into two classes of shares, designated Class A and Class B; and the previously issued and existing shares of beneficial interest of each existing series of the Trust were reclassified as Class A shares;

      WHEREAS, an Instrument Evidencing Amended and Restated Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on October 17, 2001, stating that the listing of thirty-one (31) separately designated series of the Trust's shares of beneficial interest, without par value, as of October 10, 2001, set forth therein were certified; to have all the rights and preferences described in the Declaration of Trust;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest and Establishment and Designation of Classes was filed with the Secretary of The Commonwealth of Massachusetts on July 11, 2002, pursuant to the unanimous vote of the Trustees, at a meeting held on May 21, 2002, stating that effective on or about August 1, 2002, two series of the Trust's unissued shares of beneficial interest, without par value, were established and designated as Foreign Value Portfolio and Small & Mid Cap Value Portfolio to have all rights and preferences described in the Declaration of Trust; and the shares of each were further divided into two classes of shares, which were designated Class A and Class B.

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on September 25, 2002, pursuant to the Unanimous Written Consent of the Trustees, dated July 31, 2002, stating that effective as of September 30, 2002, the shares of beneficial interest of thirty three (33) existing series of the Trust were divided into three classes of shares which were designated Class 1, Class 2 and Class 3; and the shares previously issued and outstanding Class A and Class B were redesignated as Class 1 and Class 2 respectively;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on May 1, 2003, pursuant to the unanimous vote of the Trustees, at a meeting held on March 13, 2003, stating that effective dated May 1, 2003, Federated Value Portfolio was renamed Federated American Leaders Portfolio, MFS Growth and

Income Portfolio was renamed MFS Massachusetts Investors Trust Portfolio and Putnam Growth Portfolio was renamed Putnam Growth: Voyager Portfolio;

      WHEREAS, an Instrument Evidencing Establishment and Designation of Shares of Beneficial Interest was filed with the Secretary of The Commonwealth of Massachusetts on January 6, 2004, pursuant to the unanimous vote of the Trustees, at a meeting held on June 12, 2003, and by a vote of the shareholders holding 99.975% of the outstanding shares in the Asset Allocation Portfolio at a meeting duly called and held on October 28, 2003, stating that Asset Allocation Portfolio of the Trust was terminated as a Series of the Trust as of November 24, 2003; and a listing as of November 24, 2003 of the thirty-two (32) separately designated series of trust's shares of beneficial interest, without par value, heretofore duly authorized and established by the Board of Trustees were set forth therein;

      NOW THEREFORE, the undersigned being a majority of the Trustees of the Trust DO HEREBY CONFIRM that the established and designated series and classes of the beneficial interest, without part value of the Trust, having all the rights and preferences described in the Declaration of Trust, are as follows:

1.

Cash Management Portfolio                               Putnam Growth: Voyager Portfolio (f/k/a Putnam
                                                        Growth Portfolio)

Corporate Bond Portfolio                                Blue Chip Growth Portfolio

Global Bond Portfolio                                   Real Estate Portfolio

High-Yield Bond Portfolio                               Small Company Value Portfolio

Worldwide High Income Portfolio                         MFS Mid-Cap Growth Portfolio

SunAmerica Balanced Portfolio                           Aggressive Growth Portfolio

MFS Total Return Portfolio                              Growth Opportunities Portfolio

Telecom Utility Portfolio                               Marsico Growth Portfolio

Equity Income Portfolio                                 Technology Portfolio

Equity Index Portfolio                                  Small & Mid Cap Value Portfolio

Growth-Income Portfolio                                 International Growth and Income Portfolio

Federated America Leaders Portfolio (f/k/a              Global Equities Portfolio
Federated Value Portfolio)

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

Davis Venture Value Portfolio                           International Diversified Equities Portfolio

"Dogs" of Wall Street Portfolio                         Emerging Markets Portfolio

Alliance Growth Portfolio                               Foreign Value Portfolio

Goldman Sachs Research Portfolio                        MFS Massachusetts Investors Trust
                                                        Portfolio (f/k/a MFS Growth and Income
                                                        Portfolio)

2. The shares of beneficial interest of each series (each a "Portfolio" and collectively, the "Portfolios"), without par value, are divided into three classes of shares, which are designated Class 1, Class 2 and Class 3.

3. The power of the Trustees to invest and reinvest the property of the Portfolios shall be governed by Section 3.2 of the Declaration of Trust of the Trust.

4. That except to the extent otherwise provided by the Declaration of Trust, the Class 1, Class 2 and Class 3 shares of the Portfolios, and any other series of the Trust's shares of beneficial interest (unless otherwise provided in this Establishment and Designation or other charter document classifying or reclassifying such shares) shall represent an equal and proportionate interest in the assets belonging to the applicable series (subject to the liabilities of that series) and each share of a particular series shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary;

      (a) the Class 1, Class 2 and Class 3 shares may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees may from time to time establish in accordance with the Investment Company Act of 1940, as amended (the "1940 Act") and the Conduct Rules adopted by NASD Regulation, Inc.;

      (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of the Trustees of the Trust to be attributable to a particular class of shares of a particular series (including, without limitation, distraction expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions, on the shares of the applicable class; and

      (c) the Class 1, Class 2 and Class 3 shares of the Portfolios may have such different exchange rights as the Board of Trustees shall provide in compliance with the 1940 Act.

                            (Signature Page Follows)

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

      IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees, have hereunto set their hand as of the 26th day of May, 2005.

/s/ CARL D. COVITZ                         /s/ JANA W. GREER
------------------------------------       -------------------------------------
Carl D. Covitz, Trustee                    Jana W. Greer, Trustee

/s/ MONICA C. LOZANO                       /s/ GILBERT T. RAY
------------------------------------       -------------------------------------
Monica C. Lozano, Trustee                  Gilbert T. Ray, Trustee

/s/ ALLAN L. SHER                          /s/ BRUCE G. WILLISON
------------------------------------       ---------------------
Allan L. Sher, Trustee                     Bruce G. Willison, Trustee

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